UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2011

KBS REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant specified in its charter)

Maryland	000-52606	20-2985918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Background
On September 1, 2011 (the “Effective Date”), KBS Real Estate Investment Trust, Inc. (the “Company”), through indirect wholly owned subsidiaries (collectively, “KBS”), entered into a Collateral Transfer and Settlement Agreement (the “Settlement Agreement”) with, among other parties, GKK Stars Acquisition LLC (“GKK Stars”), the wholly owned subsidiary of Gramercy Capital Corp. (“Gramercy”) that indirectly owns the Gramercy real estate portfolio, to effect the orderly transfer of certain assets and liabilities of the Gramercy real estate portfolio to KBS in satisfaction of certain debt obligations owed by wholly owned subsidiaries of Gramercy to KBS. The Settlement Agreement contemplates the transfer of the equity interests in certain subsidiaries of Gramercy (the “Equity Interests”) that indirectly own or, with respect to a limited number of properties, hold a leasehold interest in, approximately 867 properties (the “GKK Properties”), including approximately 576 bank branch properties and approximately 291 office buildings, operations centers and other properties. On the Effective Date, KBS, through the transfer of certain Equity Interests, indirectly took title to or, with respect to a limited number of GKK Properties, indirectly took a leasehold interest in, 317 of the GKK Properties. On December 1, 2011, KBS, through the transfer of certain Equity Interests, indirectly took title to 116 GKK Properties, all of which are office buildings or operations centers. Because the Settlement Agreement provided that KBS must have accepted, by no later than December 15, 2011, the transfer of all of the remaining Equity Interests that had not been transferred, with the only requirement being the passage of time, and because for accounting purposes (although not for legal purposes), the Company was deemed to control the decisions that affect the economic outcome of all of the Equity Interests and all of the GKK Properties as of the Effective Date, the Company consolidated all of the assets and liabilities and operations subject to the Settlement Agreement beginning September 1, 2011. For more information, see the Company’s Current Report on Form 8-K filed with the SEC on December 7, 2011, the Company’s Current Report on Form 8-K filed with the SEC on November 10, 2011, the Company’s Current Report on Form 8-K filed with the SEC on September 8, 2011 and the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2011 filed with the SEC on November 14, 2011.
On December 14, 2011 and December 15, 2011, KBS, through the transfer of certain Equity Interests, indirectly took title to or, with respect to a limited number of properties, indirectly took a leasehold interest in, the remaining 434 GKK Properties, consisting of 339 bank branch properties and 95 office buildings, operations centers and other properties. These properties are located in 30 different states, are 88.3% leased and contain approximately 10.7 million rentable square feet.  In these properties, Bank of America, N.A. (“Bank of America”) and Wells Fargo Bank, National Association (“Wells Fargo”) each leases approximately 3.4 million rentable square feet. In aggregate, Bank of America and Wells Fargo lease 8.4 million and 4.1 million rentable square feet, respectively, of the GKK Properties. For more information relating to the Bank of America leases and the Wells Fargo leases, see “Bank of America Leases” and “Wells Fargo Leases” below.
Assumption of Mortgage Pools
In connection with the transfers of 434 GKK Properties on December 14, 2011 and December 15, 2011 under the Settlement Agreement, KBS, through indirect wholly owned subsidiaries, received the transfers of the Equity Interests subject to the remaining 20 mortgage loan pools secured by such properties (the “Mortgage Pools”). The outstanding principal balance of the Mortgage Pools was approximately $917.8 million as of the date of the transfers. The lenders under these Mortgage Pools are not affiliated with the Company.

Below is summary information, as of the date of completion of the transfer (the "Transfer Date"), regarding the Mortgage Pools to which the GKK Properties underlying the Equity Interests transferred to KBS on December 14, 2011 and December 15, 2011 are subject (dollars in thousands):

Mortgage Pools	Debt Information							Collateral Information
Loan Name	Transfer Completion Date	Principal Balance	Contractual Interest Rate (1)		Maturity Date (2)	Periodic Payment Terms		Number of Properties	Number of States (3)
PB Capital	12/15/2011	$219,513	LIBOR+ 1.7%	(4)	04/01/2013	interest-only		41	8
Bank of America - BBD2	12/15/2011	206,247	6.0%	(5)	09/08/2019	amortizing		138	26
101 Independence	12/14/2011	70,961	5.5%	(5)	11/01/2016	amortizing		1	1
CRE Loan	12/15/2011	62,172	8.2%	(5)	07/01/2036	interest-only		52	10
Pitney Bowes - Bank of America	12/14/2011	43,931	5.3%	(5)	10/10/2022	amortizing		70	1
One Citizens Plaza	12/15/2011	43,500	5.7%	(5)	01/11/2012	interest-only		1	1
801 Market Street	12/15/2011	38,468	6.2%	(5)	02/01/2013	amortizing		1	1
Beaver Valley	12/15/2011	37,762	5.1%	(5)	01/01/2015	amortizing		1	1
FSI 6000D	12/15/2011	30,675	5.8%	(5)	06/05/2017	amortizing		16	6
FSI 6000B	12/15/2011	29,433	5.8%	(5)	06/05/2017	amortizing		16	7
FSI 6000A	12/15/2011	26,400	6.8%	(5)	10/05/2017	interest-only	(6)	15	5
FSI 6000C	12/15/2011	22,710	6.8%	(5)	10/05/2017	interest-only	(6)	15	8
Sterling Bank	12/15/2011	19,900	5.6%	(5)	01/11/2017	interest-only		14	1
Pitney Bowes - Wachovia A	12/15/2011	18,963	5.5%	(5)	06/10/2023	amortizing		23	3
Jenkins Court	12/15/2011	13,622	10.3%	(5)	08/11/2030	amortizing		1	1
Wachovia 9	12/15/2011	14,005	5.8%	(5)	02/11/2013	amortizing		8	6
RBC Centura	12/15/2011	8,016	5.9%	(5)	10/01/2013	amortizing		7	3
BOA - Windsor	12/15/2011	6,241	5.7%	(5)	10/01/2012	amortizing		5	1
Wachovia 8	12/15/2011	4,526	5.9%	(5)	12/11/2012	amortizing		6	2
Feasterville	12/14/2011	801	5.8%	(5)	09/01/2013	amortizing		1	1
Total		$917,846						432
Unencumbered properties		—	N/A		N/A	N/A		2	1
Total encumbered and unencumbered properties		$917,846						434
_____________________
(1) Represents the interest rate in effect under the loans as of the Transfer Date. Interest rate is calculated as the actual interest rate in effect as of the Transfer Date (consisting of the contractual rate and the effect of contractual floor rates and interest rate caps, floors and swaps), using interest rate indices as of the Transfer Date, where applicable.
(2) Represents the initial maturity date or the maturity date as extended as of the Transfer Date; subject to certain conditions, the maturity dates of certain loans may be extended beyond the date shown.
(3) Properties included in the Mortgage Pools may be located in the same state. Through the transfers, on December 14, 2011 and 15, 2011, the Company took title to GKK Properties in 30 states.
(4) Represents a variable interest rate on the outstanding loan.
(5) Represents a fixed interest rate on the outstanding loan.
(6) Monthly payments on both the FSI 6000A Mortgage Pool and the FSI 6000C Mortgage Pool are interest-only through October 2012, followed by principal and interest payments with principal calculated using an amortization of 30 years for the balance of the term, with the remaining principal balance, interest and all other amounts due at maturity.
The loan agreements and/or security documents relating to five of the Mortgage Pools referenced above (FSI 6000A, FSI 6000B, FSI 6000C, FSI 6000D and 801 Market Street) contain provisions that prohibit the pledge of certain equity interests in the borrower or its direct or indirect owners.  As a result of the transfers under the Settlement Agreement and the Company's subsequent pledge of certain equity interests as security for certain of the Company's repurchase agreements, the lenders under these Mortgage Pools may view certain pledges as being prohibited.  If they do, they may attempt to exercise certain remedies detailed in the respective loan documents, including without limitation, accelerating the outstanding amount under each mortgage loan or foreclosing on the underlying properties securing the mortgage loans.  As of December 15, 2011, the total outstanding debt on these five Mortgage Pools was approximately $147.7 million.

Bank of America Leases
In connection with all of the transfers under the Settlement Agreement, as of December 15, 2011, including previous transfers as described in the Company's Current Report on Form 8-K filed with the SEC on September 8, 2011 and in the Company's Current Report on Form 8-K filed with the SEC on December 7, 2011, KBS had indirectly received title to 346 GKK Properties with Bank of America as a tenant, leasing approximately 8.4 million rentable square feet. Bank of America is one of the world’s largest financial institutions, serving individual consumers, small- and middle‑market businesses, large corporations and governments with a full range of banking, investing, asset management and other financial and risk management products and services. Bank of America is not affiliated with the Company.
Bank of America leases approximately 40.3% of the total rentable square feet of, and represents approximately 36.7% of the base rental income generated by, the GKK Properties indirectly transferred to KBS under the Settlement Agreement. As of November 30, 2011, the annualized base rent for the Bank of America leases transferred to KBS under the Settlement Agreement was approximately $74.3 million and the current weighted-average remaining lease term for these leases was approximately 10.1 years. The current weighted-average rental rate of the Bank of America leases, which was calculated as the annualized base rent divided by the leased rentable square feet, was $8.81 per square foot as of November 30, 2011. Bank of America Corporation, Bank of America's parent company, is the guarantor of various leases Bank of America has with KBS.
The Bank of America leases expire between 2012 and 2026, subject to certain renewal options that generally grant Bank of America up to 85 years of additional term at certain banking center properties and up to 30 or 35 years of additional term at other properties. The Bank of America leases also provide for various termination rights, expansion options, rights of first offer and rights of first refusal. With the exception of the termination rights related to the BBD2 Master Lease as described below, Bank of America may reduce its current leased premises by: approximately 5,000 square feet as of the Transfer Date, an additional 105,000 square feet effective on or after January 1, 2012, and an additional 105,000 square feet effective on or after January 1, 2017, which termination rights can be exercised with 60 days prior notice and without the payment of a termination fee. Additionally, under one of the single property leases received by KBS, Bank of America is permitted to reduce its leased premises by approximately 261,000 square feet effective on July 31, 2016, upon 12 months prior notice and the payment of a termination fee. Bank of America has indicated that it intends to exercise termination rights with respect to approximately 104,000 square feet in early 2012.
Two of the Bank of America leases (the “BBD1 Master Lease” and the “BBD2 Master Lease”, respectively) encompass an aggregate of approximately 4.7 million and 3.0 million square feet. The material terms of the BBD1 Master Lease are described in the Company's Current Report on Form 8-K filed with the SEC on December 7, 2011. On December 15, 2011, KBS indirectly received the transfer related to the BBD2 Master Lease. As of November 30, 2011, pursuant to the BBD2 Master Lease, Bank of America was leasing all or a portion of 140 different properties in 25 different states, comprising 72.4% of the rentable square feet available at such properties. All but six of these properties are properties securing the BBD2 Mortgage Loan. The term of the BBD2 Master Lease expires on September 30, 2019. The annualized base rent payable by Bank of America under the BBD2 Master Lease, as of November 30, 2011, was approximately $20.6 million. The remaining initial lease term as of November 30, 2011 under the BBD2 Master Lease was approximately 7.8 years, which may be extended at Bank of America's option as described below. The rental rate, which was calculated as the annualized contractual base rent divided by the leased rentable square feet, was $6.90 per rentable square foot as of November 30, 2011.
Bank of America has the right to renew the BBD2 Master Lease, in whole or in part, for up to 17 consecutive terms of five years each for all banking center properties and for up to seven consecutive terms of five years each for all other properties at the lesser of fair market value or a predetermined rent capitalization rate. Bank of America has a continuing right to expand into any available space at any of the properties that are subject to the BBD2 Master Lease, and is entitled to a quarterly notice of any available space at other properties owned by the specific KBS landlord or certain named affiliates. Upon an expansion into a property subject to the BBD2 Master Lease, Bank of America may simultaneously terminate space of the same or smaller size then leased under the BBD2 Master Lease.
The BBD2 Master Lease currently permits Bank of America to reduce its leased premises by approximately 16,500 square feet upon 56 weeks prior notice and the payment of a termination fee. As of April 1, 2013, Bank of America will have the right to reduce its leased premises by approximately 139,000 square feet, upon 60 days prior notice and without payment of a termination fee. Bank of America has a right of first refusal to purchase any property under the BBD2 Master Lease in which there are 50,000 or more square feet of rentable area and Bank of America leases at least 35% of the property on the terms offered to KBS by a third party buyer. For all other properties covered by the BBD2 Master Lease, Bank of America has a right of first offer to purchase such property if KBS chooses to list it for sale.

Wells Fargo Leases
In connection with all of the transfers under the Settlement Agreement, as of December 15, 2011, including previous transfers as described in the Company's Current Report on Form 8-K filed with the SEC on September 8, 2011 and in the Company's Current Report on Form 8-K filed with the SEC on December 7, 2011, KBS had indirectly received title to 116 GKK Properties with Wells Fargo as a tenant, leasing approximately 4.1 million rentable square feet. Wells Fargo is not affiliated with the Company.
Wells Fargo occupies approximately 19.7% of the total rentable square feet of, and represents approximately 14.5%, of the base rental income generated by, the GKK Properties indirectly transferred to KBS under the Settlement Agreement. As of November 30, 2011, the aggregate annualized base rent for the Wells Fargo leases indirectly transferred to KBS under the Settlement Agreement was approximately $29.3 million and the current weighted-average remaining lease term for these leases was approximately 11.1 years. The current weighted-average rental rate of the Wells Fargo leases, which was calculated as the annualized base rent divided by the leased rentable square feet, was $7.13 per square foot as of November 30, 2011.
The Wells Fargo leases expire between 2011 and 2030 and provide various options to extend the terms for up to 30 additional years. The Wells Fargo leases also permit Wells Fargo to reduce its current leased premises upon nine months notice and without a termination fee by: approximately 10,000 square feet as of the Transfer Date, an additional 234,000 square feet effective on or after October 1, 2012 and an additional 234,000 square feet effective on or after October 1, 2017. The leases also provide various extension and expansion options for Wells Fargo.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF‑BALANCE SHEET ARRANGEMENT OF A REGISTRANT
For information relating to debt obligations assumed by the Company through KBS, see “Assumption of Mortgage Pools” under Item 1.01.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: December 20, 2011	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chairman of the Board, Chief Executive Officer and Director